Portfolio Recovery Associates Reports Second Quarter 2010 Results

EPS Totals $1.14 in Quarter as Net Income Grows 67% to Record $19.5 Million; Revenue Up 31% to Record $93 Million as Cash Collections Rise 42% to $128 Million; Portfolio Acquisitions Total $87 Million

NORFOLK, VA -- (Marketwire - July 29, 2010) - Portfolio Recovery Associates, Inc. (NASDAQ: PRAA), a company that purchases, collects and manages portfolios of defaulted consumer receivables and provides a broad range of receivables management and payments processing services, today reported record net income of $19.5 million, or $1.14 per diluted share, for the quarter ended June 30, 2010.

The Company's second-quarter 2010 profit represents a 67% increase from net income of $11.7 million, or $0.76 per diluted share, in the same period a year earlier.

Total revenue in the second quarter of 2010 was up 31% from the year-earlier period to a record $93 million. Total revenue consists of cash collections reduced by amounts applied to principal on the Company's owned debt portfolios, plus fee income earned from its fee-for-service businesses. During the second quarter of 2010, the Company applied 40.1% of cash collections to reduce the carrying basis of its owned debt portfolios, compared with 40.3% in the second quarter of 2009. The second quarter 2010 amortization rate included a $6.3 million net allowance charge, equivalent to approximately $3.9 million after tax, or 23 cents per diluted share, against certain pools of finance receivables accounts. During the second quarter of 2010, the Company recorded ongoing non-cash equity-based compensation expense of $1.2 million, equivalent to approximately $731,000 after tax, or 4 cents per diluted share.

"Portfolio Recovery Associates concluded the first half of 2010 with strong second-quarter results across the board, setting new records for cash collections, cash receipts, revenue, net income and EPS," said Steven D. Fredrickson, chairman, president and chief executive officer. "This performance was the direct result of long-term investments the Company has made over the past several years -- and intends to continue making -- in portfolios, technology and people. Importantly, this financial performance was achieved despite a weak economy that brought with it high unemployment and limited availability of consumer credit."

Financial and Operating Highlights

--  Cash collections rose 42% to a record $128 million in the second quarter of 2010, up from $90.5 million in the year-ago period. Call center and other collections increased 9%, external legal collections increased 14%, internal legal collections grew 167%, and purchased bankruptcy collections gained 123% when compared with the year-earlier period.  The table below displays our cash collections by source, by quarter for the past five quarters:

Cash Collection Source
 ($ in thousands)            Q22010    Q12010    Q42009    Q32009   Q22009
                           --------- --------- --------- --------- --------
Call Center & Other
 Collections               $  54,477 $  56,987 $  45,365 $  48,590 $ 50,052
External Legal Collections    18,819    18,276    15,496    15,330   16,527
Internal Legal Collections    11,362    10,713     7,570     6,196    4,263
Purchased Bankruptcy          43,748    33,219    26,855    22,251   19,637

--  Internal legal collections, in which the Company uses its own staff attorneys or in select cases third-party attorneys working on a fixed price basis, represent an important, emerging collections channel the
    Company has been developing over the past 4 years.  In the second quarter of 2010, collections from this channel grew 167% from the prior year to $11.4 million.

--  Productivity, as measured by cash collections per hour paid, the
    Company's key measure of collector performance, finished at a record
    $185 for the first half of 2010 vs. $145 for all of 2009.  Excluding the impact of trustee remittances from purchased bankrupt accounts, the comparison is $131 for first six months of 2010, compared with $113 for all of 2009.  Excluding trustee remittances on purchased bankrupt accounts and external legal collections, the comparison is $103 for the first half of 2010 and $87 for all of 2009.

--  Revenue was a record $93.0 million in the second quarter, up 31% when compared with the same period a year ago.  This was driven by record cash receipts of $144.5 million, up 34.4% from $107.5 million a year earlier. Cash receipts are comprised of both cash collections and revenue from the Company's fee-based businesses.

--  The Company's net allowance charge totaled $6.3 million in the second quarter.  The table below displays net allowance charges incurred by quarter, by buying period since 2005 as well as purchases of charged-off consumer debt, net of buybacks:

($ in thousands)
                 ----------------------------------------------------------
Allowance                            Purchase Period
Period           1996-2000   2001      2002     2003      2004      2005
----------      --------- --------  -------- --------  --------  ---------
Q1 05            $       - $      -  $      - $      -  $      -  $       -
Q2 05                    -        -         -        -         -          -
Q3 05                    -        -         -        -         -          -
Q4 05                    -      200         -        -         -          -
Q1 06                    -        -         -        -         -        175
Q2 06                    -       75         -        -         -        125
Q3 06                    -      200         -        -         -         75
Q4 06                    -        -         -        -         -        450
Q1 07                    -     (245)        -        -         -        610
Q2 07                    -       70         -       20         -          -
Q3 07                    -       50         -      150       320        660
Q4 07                    -        -         -      190       150        615
Q1 08                    -        -         -      120       650        910
Q2 08                    -     (140)        -      400       720          -
Q3 08                    -      (30)        -      (60)       60        325
Q4 08                    -      (75)        -     (325)     (140)     1,805
Q1 09                    -     (105)        -     (120)       35      1,150
Q2 09                    -        -         -     (230)     (220)       495
Q3 09                    -        -         -      (25)     (190)     1,170
Q4 09                    -        -         -     (120)        -      1,375
Q1 10                    -        -         -        -         -      2,795
Q2 10                    -        -         -        -       (80)     1,600
                 --------- --------  -------- --------  --------  ---------
Total            $       - $      -  $      - $      -  $  1,305  $  14,335
                 ========= ========  ======== ========  ========  =========
Portfolio
 Purchases, net  $  65,772 $ 33,481  $ 42,325 $ 61,448  $ 59,177  $ 143,172
                 --------- --------  -------- --------  --------  ---------

                 -------------------------------------------------
Allowance                        Purchase Period
Period              2006      2007      2008    2009-2010   Total
----------       --------- --------- --------- --------- ----------
Q1 05            $       - $       - $       - $       - $        -
Q2 05                    -         -         -         -          -
Q3 05                    -         -         -         -          -
Q4 05                    -         -         -         -        200
Q1 06                    -         -         -         -        175
Q2 06                    -         -         -         -        200
Q3 06                    -         -         -         -        275
Q4 06                    -         -         -         -        450
Q1 07                    -         -         -         -        365
Q2 07                    -         -         -         -         90
Q3 07                    -         -         -         -      1,180
Q4 07                  340         -         -         -      1,295
Q1 08                1,105         -         -         -      2,785
Q2 08                2,330       650         -         -      3,960
Q3 08                1,135     2,350         -         -      3,780
Q4 08                2,600     4,380       620         -      8,865
Q1 09                  910     2,300     2,050         -      6,220
Q2 09                  765       685     2,425         -      3,920
Q3 09                1,965       340     4,750         -      8,010
Q4 09                1,220       110     6,900         -      9,485
Q1 10                1,175     2,900         -         -      6,870
Q2 10                2,100       700     2,000         -      6,320
                 --------- --------- --------- --------- ----------
Total            $  15,645 $  14,415 $  18,745 $       - $   64,445
                 ========= ========= ========= ========= ==========
Portfolio
 Purchases, net  $ 107,714 $ 258,306 $ 275,173 $ 470,783 $1,517,351
                 --------- --------- --------- --------- ----------

--  The Company purchased $1.67 billion of face-value debt during the second quarter of 2010 for $86.8 million.  This debt was acquired in 78 portfolios from 11 different sellers. The tables below display purchase price amounts by year, net of buybacks, current net finance receivable balance, cash collections to date including sales, estimated remaining collections and purchase price multiples:

($ in thousands)
Entire Portfolio
                                                               Unamortized
                                                Total        Purchase Price
Purchase                     Purchase         Estimated        Balance at
Period                        Price          Collections     June 30, 2010
---------                ----------------  ----------------  --------------
1996                     $          3,080  $         10,063  $            -
1997                                7,685            25,206               -
1998                               11,089            36,882               -
1999                               18,898            68,002               -
2000                               25,020           112,872               -
2001                               33,481           167,936               -
2002                               42,325           185,865               -
2003                               61,448           246,521               -
2004                               59,177           182,631             534
2005                              143,172           312,170          27,246
2006                              107,714           220,067          33,030
2007                              258,306           508,710         123,845
2008                              275,173           538,998         176,809
2009                              282,381           698,905         230,682
YTD 2010                          188,402           403,544         183,460
                         ----------------  ----------------  --------------
Total                    $      1,517,351  $      3,718,372  $      775,606
                         ================  ================  ==============

                                                                 Total
                            Actual Cash                        Estimated
                           Collections        Estimated      Collections
Purchase                  Including Cash       Remaining      to Purchase
Period                        Sales          Collections         Price
---------                ----------------  ----------------  -------------
1996                     $         10,005  $             58            327%
1997                               25,016               190            328%
1998                               36,425               457            333%
1999                               66,648             1,354            360%
2000                              109,524             3,348            451%
2001                              164,614             3,322            502%
2002                              181,405             4,460            439%
2003                              238,678             7,843            401%
2004                              174,080             8,551            309%
2005                              260,126            52,044            218%
2006                              158,747            61,320            204%
2007                              296,515           212,195            197%
2008                              221,988           317,010            196%
2009                              144,207           554,698            248%
YTD 2010                           18,885           384,659            214%
                         ----------------  ----------------  -------------
Total                    $      2,106,863  $      1,611,509            245%
                         ================  ================  =============

($ in thousands)
Purchased Bankruptcy (BK)
 Portfolio                                                     Unamortized
                                                Total        Purchase Price
Purchase                     Purchase         Estimated        Balance at
Period                        Price          Collections     June 30, 2010
---------                ----------------  ----------------  --------------
1996-2003                $              -  $              -  $            -
2004                                7,469            14,092               7
2005                               29,302            43,028             569
2006                               17,643            29,393             279
2007                               78,933           113,219          36,110
2008                              108,610           183,569          77,555
2009                              156,377           354,836         141,780
YTD 2010                          114,778           225,538         114,265
                         ----------------  ----------------  --------------
Total                    $        513,112  $        963,675  $      370,565
                         ================  ================  ==============

                                                                 Total
                            Actual Cash                        Estimated
                           Collections        Estimated      Collections
Purchase                  Including Cash       Remaining      to Purchase
Period                        Sales          Collections         Price
---------                ----------------  ----------------  -------------
1996-2003                $              -  $              -              0%
2004                               14,064                28            189%
2005                               42,277               751            147%
2006                               27,585             1,808            167%
2007                               68,485            44,734            143%
2008                               68,915           114,654            169%
2009                               52,137           302,699            227%
YTD 2010                            7,847           217,691            196%
                         ----------------  ----------------  -------------
Total                    $        281,310  $        682,365            188%
                         ================  ================  =============

($ in thousands)
Entire Portfolio less
 Purchased BK                                                 Unamortized
                                                Total        Purchase Price
Purchase                     Purchase         Estimated        Balance at
Period                        Price          Collections     June 30, 2010
---------                ----------------  ----------------  --------------
1996                     $          3,080  $         10,063  $            -
1997                                7,685            25,206               -
1998                               11,089            36,882               -
1999                               18,898            68,002               -
2000                               25,020           112,872               -
2001                               33,481           167,936               -
2002                               42,325           185,865               -
2003                               61,448           246,521               -
2004                               51,708           168,539             527
2005                              113,870           269,142          26,677
2006                               90,071           190,674          32,751
2007                              179,373           395,491          87,735
2008                              166,563           355,429          99,254
2009                              126,004           344,069          88,902
YTD 2010                           73,624           178,006          69,195
                         ----------------  ----------------  --------------
Total                    $      1,004,239  $      2,754,697  $      405,041
                         ================  ================  ==============

                                                                 Total
                            Actual Cash                        Estimated
                           Collections        Estimated      Collections
Purchase                  Including Cash       Remaining      to Purchase
Period                        Sales          Collections         Price
---------                ----------------  ----------------  -------------
1996                     $         10,005  $             58            327%
1997                               25,016               190            328%
1998                               36,425               457            333%
1999                               66,648             1,354            360%
2000                              109,524             3,348            451%
2001                              164,614             3,322            502%
2002                              181,405             4,460            439%
2003                              238,678             7,843            401%
2004                              160,016             8,523            326%
2005                              217,849            51,293            236%
2006                              131,162            59,512            212%
2007                              228,030           167,461            220%
2008                              153,073           202,356            213%
2009                               92,070           251,999            273%
YTD 2010                           11,038           166,968            242%
                         ----------------  ----------------  -------------
Total                    $      1,825,553  $        929,144            274%
                         ================  ================  =============

--  The Company's fee-for-service businesses generated revenue of $16.1 million in the second quarter of 2010, down 6% from $17.1 million in the same period a year ago.  These businesses accounted for 17.3% of the Company's overall revenue in the second quarter of 2010, down from
    24.0% in Q2 2009.

--  The Company's cash balances were $18.3 million as of June 30, 2010.
    During the second quarter, the Company made net repayments of $6.8 million on its line of credit, leaving it with $289.5 million in outstanding borrowings at quarter's end.  Remaining borrowing availability under the line was $75.5 million at June 30, 2010.

Kevin P. Stevenson, chief financial and administrative officer, said: "The second quarter of 2010 was another strong one for Portfolio Recovery Associates. Driving our performance was the continued maturation of our sizeable investments in bankruptcy portfolios as well as steady improvements in core call center and legal collections. Reflecting those improvements, recoveries per hour paid, our core measure of productivity, finished the first six months of the year at a record $185. Taken together, these factors allowed us to overcome both a $6.3 million allowance charge and a still-weakened U.S. economy."

The Company's first-half 2010 earnings totaled $34.3 million, or $2.06 per diluted share, compared with $21.8 million, or $1.42 per diluted share, for the first six months of 2009. First-half 2010 revenue was $176.4 million, compared with $139.3 million in the first half of 2009.

Conference Call Information

The Company will hold a conference call with investors tonight, Thursday, July 29, 2010, at 5:30 p.m. EDT to discuss its second-quarter results. Investors can access the call live by dialing 888-680-0879 for domestic callers or 617-213-4856 for international callers using the pass code 10874783. Investors may also listen via Webcast at the Company's Website, www.portfoliorecovery.com.

Following the live call, investors may listen to the call via a taped replay, which will be available for seven days, by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers using the pass code 28795897. The replay will be available approximately two hours after today's conference call ends. There will also be an archived Webcast available at the Company's Website.

About Portfolio Recovery Associates, Inc.

Portfolio Recovery Associates' business revolves around the detection, collection, and processing of both unpaid and normal-course receivables originally owed to credit grantors, governments, retailers and others. The Company's primary business is the purchase, collection and management of portfolios of defaulted consumer receivables. These are the unpaid obligations of individuals to credit originators, which include banks, credit unions, consumer and auto finance companies, and retail merchants. Portfolio Recovery Associates also provides fee-based services, including collateral-location services for credit originators via its IGS subsidiary, revenue administration, audit and debt discovery/recovery services for government entities through both its RDS and MuniServices businesses and class action claims recovery services and related payment processing through its CCB subsidiary.

Statements herein which are not historical, including Portfolio Recovery Associates' or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including future revenue and earnings growth, statements with respect to future contributions of its subsidiaries to earnings and future portfolio-purchase opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to Portfolio Recovery Associates' presentations and web casts. The forward-looking statements in this press release are based upon management's beliefs, assumptions and expectations of the Company's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through the Company's website, which contain a more detailed discussion of the Company's business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

                    Portfolio Recovery Associates, Inc.
                 Unaudited Consolidated Income Statements
                 (in thousands, except per share amounts)

                                  Three      Three       Six        Six
                                  Months     Months     Months     Months
                                  Ended      Ended      Ended      Ended
                                June 30,   June 30,   June 30,   June 30,
                                  2010       2009       2010       2009

Revenues:
  Income recognized on finance
   receivables, net             $  76,920  $  54,038  $ 144,871  $ 105,314
  Fee income                       16,109     17,069     31,536     33,996
                                ---------  ---------  ---------  ---------

       Total revenues              93,029     71,107    176,407    139,310

Operating expenses:
   Compensation and employee
    services                       30,872     26,434     60,513     53,097
   Legal and agency fees and
    costs                          13,488     11,047     26,826     23,164
   Outside fees and services        3,155      2,459      5,984      4,570
   Communications                   4,102      4,213      9,160      7,685
   Rent and occupancy               1,297      1,163      2,549      2,245
   Depreciation and
    amortization                    3,206      2,330      5,756      4,605
   Other operating expenses         2,580      2,236      4,854      4,224
                                ---------  ---------  ---------  ---------

       Total operating expenses    58,700     49,882    115,642     99,590
                                ---------  ---------  ---------  ---------

       Income from operations      34,329     21,225     60,765     39,720

Other income and (expense):
  Interest income                       -          -         35          3
  Interest expense                 (2,177)    (1,949)    (4,357)    (3,928)
                                ---------  ---------  ---------  ---------

       Income before income
        taxes                      32,152     19,276     56,443     35,795

       Provision for income
        taxes                      12,474      7,554     21,960     14,001
                                ---------  ---------  ---------  ---------

       Net income               $  19,678  $  11,722  $  34,483  $  21,794
                                =========  =========  =========  =========

         Less net income
          attributable to
          redeemable
          noncontrolling
          interest                   (150)         -       (155)         -
                                ---------  ---------  ---------  ---------

       Net income attributable
        to Portfolio Recovery
        Associates, Inc.        $  19,528  $  11,722  $  34,328  $  21,794
                                =========  =========  =========  =========

Net income per common share:
  Basic                         $    1.15  $    0.76  $    2.07  $    1.42
  Diluted                       $    1.14  $    0.76  $    2.06  $    1.42

Weighted average number of
 shares outstanding:
  Basic                            16,970     15,377     16,581     15,355
  Diluted                          17,080     15,415     16,641     15,391

                    Portfolio Recovery Associates, Inc.
              Unaudited Consolidated Summary Balance Sheets
                 (in thousands, except per share amounts)

                                                  June 30,    December 31,
ASSETS                                              2010          2009
                                                ------------  ------------

Cash and cash equivalents                       $     18,250  $     20,265
Finance receivables, net                             775,606       693,462
Accounts receivable, net                               8,159         9,169
Income taxes receivable                                1,877         4,460
Property and equipment, net                           23,230        21,864
Goodwill                                              61,665        29,299
Intangible assets, net                                21,425        10,756
Other assets                                           4,809         5,158
                                                ------------  ------------

          Total assets                          $    915,021  $    794,433
                                                ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Accounts payable and accrued liabilities      $     21,436  $     20,948
  Deferred tax liability                             139,111       117,206
  Line of credit                                     289,500       319,300
  Long term debt                                       1,167         1,499
                                                ------------  ------------

        Total liabilities                            451,214       458,953
                                                ------------  ------------

 Redeemable noncontrolling Interest                   15,080             -
                                                ------------  ------------
Stockholders' equity:
  Portfolio Recovery Associates, Inc.
   stockholders' equity:
    Preferred stock, par value $0.01,
     authorized shares, 2,000, issued and
     outstanding shares - 0                                -             -
    Common stock, par value $0.01, authorized
     shares, 30,000, 17,049 issued and
     outstanding shares at June 30, 2010, and
     15,596 issued and 15,514 outstanding shares
     at December 31, 2009                                170           155
    Additional paid-in capital                       161,267        82,400
    Retained earnings                                287,681       253,353
    Accumulated other comprehensive loss, net
     of taxes                                           (391)         (428)
                                                ------------  ------------
      Total stockholders' equity                     448,727       335,480
                                                ============  ============

         Total liabilities and stockholders'
          equity                                $    915,021  $    794,433
                                                ============  ============

                    Portfolio Recovery Associates, Inc.
          Unaudited Consolidated Summary Statements of Cash Flows
                              (in thousands)

                                                 Six Months    Six Months
                                                    Ended         Ended
                                                  June 30,      June 30,
                                                    2010          2009
                                                ------------  ------------

Cash flows from operating activities:
    Net income                                  $     34,483  $     21,794
    Adjustments to reconcile net income to net
     cash provided by operating activities:
         Amortization of share-based
          compensation                                 2,074         2,652
         Depreciation and amortization                 5,756         4,605
         Deferred tax expense                         21,881        14,015
         Changes in operating assets and
          liabilities:
            Other assets                                 351          (741)
            Accounts receivable                        1,010           963
            Accounts payable and accrued
             liabilities                                (847)       (2,911)
            Income taxes receivable                    2,583          (626)
                                                ------------  ------------

     Net cash provided by operating activities        67,291        39,751
                                                ------------  ------------

Cash flows from investing activities:
  Purchases of property and equipment                 (4,784)       (1,497)
  Acquisition of finance receivables, net of
   buybacks                                         (184,874)     (135,798)
  Collections applied to principal on finance
   receivables                                       102,730        75,036
  Business acquisitions, net of cash acquired        (23,000)            -
  Contingent payment made for business
   acquisition                                        (1,104)         (100)
                                                ------------  ------------

     Net cash used in investing activities          (111,032)      (62,359)
                                                ------------  ------------

Cash flows from financing activities:
  Proceeds from exercise of options                       57           725
  Income tax benefit from share-based
   compensation                                          113           324
  Proceeds from line of credit                        99,000        51,000
  Principal payments on line of credit              (128,800)      (29,500)
  Proceeds from stock offering, net of offering
   costs                                              71,688             -
  Proceeds from long-term debt                             -         2,036
  Principal payments on long-term debt                  (332)         (212)
  Principal payments on capital lease
   obligations                                             -            (5)
                                                ------------  ------------

     Net cash provided by financing activities        41,726        24,368
                                                ------------  ------------

     Net (decrease)/increase in cash and cash
      equivalents                                     (2,015)        1,760

Cash and cash equivalents, beginning of period        20,265        13,901
                                                ------------  ------------

Cash and cash equivalents, end of period        $     18,250  $     15,661
                                                ============  ============

Supplemental disclosure of cash flow
 information:
  Cash paid for interest                        $      4,318  $      4,069
  Cash paid for income taxes                    $         73  $        321

Noncash investing and financing activities:
  Net unrealized change in fair value of
   derivative instrument                        $         61  $       (304)
  Acquisition contingent purchase price earned
   and accrued                                  $      4,950  $      1,170

Contact:
Investor Relations
757-519-9300 ext. 13010
info@portfoliorecovery.com